AMENDMENT NO. 1 TO ADMINISTRATIVE SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO ADMINISTRATIVE SERVICES AGREEMENT (“Amendment”) is made as of this 1st day of October, 2012, by and between PACIFIC LIFE INSURANCE COMPANY (“Insurer”), AMERICAN CENTURY INVESTMENT SERVICES, INC. (“Distributor”) and AMERICAN CENTURY SERVICES, LLC (“Transfer Agent”) (Distributor and Transfer Agent shall be collectively referred to as “American Century”). (Insurer and American Century shall be collectively referred to as the “Parties.”) Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Insurer and American Century are parties to that certain Administrative Services Agreement dated May 1, 2012 (the “Agreement”);

WHEREAS, the parties have agreed to revise the reimbursement terms as set forth herein; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. Section 1(a). Section 1(a) annual rate is hereby deleted in its entirety and is replaced with ( ) % as set forth herein.

2. Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed in its name and on behalf of its duly authorized officer as of the date first listed above.

PACIFIC LIFE INSURANCE COMPANY		AMERICAN CENTURY INVESTMENT SERVICES, INC.

By:	/s/ Anthony J. Dufault	By:	/s/ Cindy A Johnson
Name:	Anthony J. Dufault	Name:	Cindy A Johnson
Title:	Assistant Vice President	Title:	Vice President

Attest:	/s/ Jane M. Guon	AMERICAN CENTURY SERVICES, LLC
Jane M. Guon
	Corporate Secretary	By:	/s/ Janet A. Nash
		Name:	Janet A. Nash
		Title:	Vice President